SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, July 31, 2007, announcing its earnings for the quarter ended June 30, 2007. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as previously announced, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to live by calling (877) 710-6139 and asking for the “Waste Management Conference Call — Call ID 4344708.” A replay of the conference call will be available through 5:00 p.m. Central time on August 14, 2007. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 4344708.
     On the conference call, management of the Company is expected to discuss its results of operations using certain non-GAAP financial measures, including: free cash flow; adjusted earnings per diluted share; and adjusted income from operations as a percentage of revenue. Management is also expected to discuss certain non-GAAP projections of its future performance, including adjusted earnings per diluted share and free cash flow. The Company has provided an explanation of its use of these non-GAAP measures and has reconciled them to the most comparable GAAP measures in the press release, which is attached to this Form 8-K as exhibit 99.1, and the schedules thereto.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 99.1:	Press Release dated July 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: July 31, 2007	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 31, 2007